As filed with the Securities and Exchange Commission on June 9, 2000
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              Meritage Corporation
                              --------------------
             (Exact name of Registrant as specified in its charter)

           Maryland                                             86-0611231
-------------------------------                               ----------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


        6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250
        ----------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                 Meritage Corporation Amended Stock Option Plan
                 ----------------------------------------------
                            (Full title of the plan)

                                  Larry W. Seay
                   Vice President and Chief Financial Officer
                              Meritage Corporation
                      6613 North Scottsdale Road, Suite 200
                            Scottsdale, Arizona 85250
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (480) 998-8700
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:
                                Steven D. Pidgeon
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6000

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                  PROPOSED         PROPOSED
 TITLE OF                         MAXIMUM          MAXIMUM
SECURITIES          AMOUNT        OFFERING         AGGREGATE      AMOUNT OF
  TO BE             TO BE          PRICE           OFFERING     REGISTRATION
REGISTERED        REGISTERED     PER SHARE(1)      PRICE(2)         FEE
--------------------------------------------------------------------------------
Common Stock
($.01 par value
per share)         300,000        $10.625         $3,187,500      $841.50
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement relates to the amendment of the Meritage Corporation Amended Stock Option Plan (the "Plan"). The Plan has been amended to increase the number of shares of common stock authorized to be issued thereunder from 475,000 shares to 775,000 shares, the number of shares that may be issued to any one person thereunder from 50,000 to 100,000, and to authorize the full Board of non-employee directors to administer the Plan.

----------
(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 (the "Securities Act"), on the basis of the average of the high and low prices of shares of common stock as of May 30, 2000.

(2) Pursuant to Rule 429 of the rules and regulations under the Securities Act, this Registration Statement contains a combined prospectus relating to the 300,000 shares registered hereby, the 225,000 shares registered on October 14, 1997, pursuant to Registration Statement No. 333-37859, and 250,000 shares registered on April 2, 1999, pursuant to Registration Statement No. 333-75629. The previously paid filing fees associated with referenced securities under these Registration Statements are $1,558.09.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, have been delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Registration Statements No. 333-37859 and 333-75629 on Form S-8 filed with the Securities and Exchange Commission on October 14, 1997 and April 2, 1999, respectively, are incorporated herein by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following  documents  filed or to be filed with the  Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

         (a) The latest annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

         (c) The description of the Company's capital stock contained in the Form 8-A of Emerald Mortgage Investments Corporation (a predecessor of Meritage Corporation) filed on July 7, 1988.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the provisions of the Maryland General Corporation Law, a corporation's articles may, with certain exceptions, include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Meritage's charter contains a provision limiting the personal liability of officers and directors to Meritage and its stockholders to the fullest extent permitted under Maryland law.

         In addition, the provisions of the Maryland General Corporation Law permit a corporation to indemnify its present and former directors and officers, among others, against liability incurred, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (ii) the director or officer actually received an improper personal benefit in money, property, or services, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Meritage's charter provides that it will indemnify its directors, officers, and others so designated by the Board of Directors to the full extent allowed under Maryland law.

         Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, or persons controlling Meritage pursuant to the foregoing provisions, Meritage has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8. EXHIBITS.

EXHIBIT                                                       PAGE OR
NUMBER      DESCRIPTION                                       METHOD OF FILING
------      -----------                                       ----------------
4.1         Meritage Corporation Amended Stock Option Plan    Filed Herewith
5           Opinion of Venable, Baetjer & Howard,
            Maryland counsel (including consent)              Filed Herewith
23.1        Consent of KPMG LLP                               Filed Herewith
23.2        Consent of Counsel                                See Exhibit No. 5
24          Power of Attorney                                 See Signature Page

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on June 7, 2000.

                                        MERITAGE CORPORATION



                                        By: /s/ Larry W. Seay
                                           -------------------------------------
                                           Larry W. Seay
                                           Chief Financial Officer and
                                           Vice President - Finance

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Landon, Steven J. Hilton and Larry W. Seay, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                                    DATE
---------                     -----                                    ----

/s/ John R. Landon            Co-Chairman, Co-Chief Executive       June 7, 2000
-------------------------     Officer and Director
John R. Landon


/s/ Steven J. Hilton          Co-Chairman, Co-Chief Executive       June 7, 2000
-------------------------     Officer and Director
Steven J. Hilton


/s/ Larry W. Seay             Chief Financial Officer and Vice      June 7, 2000
-------------------------     President - Finance (Principal
Larry W. Seay                 Financial Officer and Principal
                              Accounting Officer) Secretary and
                              Treasurer

/s/ William W. Cleverly       Director                              June 7, 2000
-------------------------
William W. Cleverly


/s/ C. Timothy White          Director                              June 7, 2000
-------------------------
C. Timothy White